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                                                                     Exhibit 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ORBITAL IMAGING CORPORATION

                  The undersigned Armand D. Mancini certifies that he is the Vice-President of Orbital Imaging Corporation, a corporation organized and existing under the laws of the State of Delaware and does hereby further certify as follows:

                  1. The name of the Corporation is Orbital Imaging Corporation. The Certificate of Incorporation of Orbital Imaging Corporation was originally filed with the Secretary of State of the State of Delaware on November 13, 1992, and was amended by the Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 2, 1996, and was amended and restated by that Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 8, 1997, and was amended again by that Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 10, 1998.

                  2. This Second Amended and Restated Certificate of Incorporation of Orbital Imaging Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  3. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I.
                                      NAME

                  The name of the corporation is Orbital Imaging Corporation (the "Corporation").

                                  ARTICLE II.
                          REGISTERED OFFICE AND AGENT

                  The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III.
                                    PURPOSE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.
                                 CAPITAL STOCK

                  Section 1. Designation. The Corporation shall have two classes of stock, Common Stock, $0.01 par value per share, and Preferred Stock, $0.01 par value per share. The total number of shares that the Corporation shall have authority to issue is 75,000,000 shares of Common Stock and 10,000,000
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shares of Preferred Stock. Subject to the limitations prescribed by law and the provisions of this Second Amended and Restated Certificate of Incorporation, the Board of Directors of the Corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this Corporation and each share of Common Stock shall be entitled to one vote.

         Section 2. Series A Cumulative Convertible Preferred Stock

                  (i) Designation and Amount. The designation of one series of the Preferred Stock shall be "Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 2,000,000; provided, however, that no shares of such series may be issued in excess of 600,000 shares other than as dividends on such series. The Series A Preferred Stock shall be assigned a stated value of $100 per share (the "Series A Stated Value").

                  (ii) Dividends. (a) Rate, etc. (1) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends from the date of issue thereof at the rate of 12% per annum (calculated by reference to the Series A Stated Value), accruing on a daily basis, payable semi-annually in arrears, on May 1 and November 1 (a "Dividend Payment Date"), in each year, commencing on November 1, 1997. Such dividends shall be payable as the Board of Directors may determine; provided, however, that such dividends may be payable in shares of Series A Preferred Stock (on the basis of one hundred twenty (120) shares of Series A Preferred Stock for each thousand (1,000) shares of Series A Preferred Stock outstanding), rounded to the nearest whole share, or in cash, or cash in part and shares of Series A Preferred Stock in part (such option being in the sole discretion of the Corporation, as determined by the Board of Directors so long as the 11 5/8% Notes due 2005, issued pursuant to the Indenture dated February 25, 1998 between the Company and the Trustee named therein (the "Notes"), are outstanding, and thereafter as determined by the Directors elected by the Series A Holders (the "Series A Directors"), provided that the Series A Directors shall take into consideration the anticipated cash requirements of the Corporation). Such dividends shall be cumulative with respect to each share from the date of original issuance or deemed issuance (with respect to shares issued as dividends), whether or not earned or declared.

                                            (2) In addition, the holders of
shares of Series A Preferred Stock shall be entitled to receive, in the event of an automatic conversion of the shares of Series A Preferred Stock described in clause (vi)(b) of this Section 2 occurring prior to the fourth anniversary of the initial issuance of any shares of Series A Preferred Stock, dividends, payable immediately prior to the occurrence of such automatic conversion in shares of Series A Preferred Stock, rounded to the nearest whole share, or in cash, or cash in part and shares of Series A Preferred Stock in part (such option being in the sole discretion of the Corporation, as determined by the Board of Directors so long as the Notes are outstanding, and thereafter as determined by the Series A Directors, provided that the Series A Directors shall take into consideration the anticipated cash requirements of the Corporation), in an amount equal to the dividends that would have accrued on the shares of Series A Preferred Stock so automatically converted, calculated from the date of such automatic or mandatory conversion through

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and including the fourth anniversary of the initial issuance of shares of Series
A Preferred Stock as if such shares of Series A Preferred Stock had remained outstanding through such fourth anniversary.

                                            (3) After dividends on the Series A
Preferred Stock, including, without limitations, dividends described in the immediately preceding clause (1) and (2), have been declared and paid or set apart in any fiscal year of the Corporation, if the Board of Directors thereafter elects to declare additional dividends in the same fiscal year out of funds legally available therefor, such additional dividends shall be declared on both the Common Stock (as defined below) and the Series A Preferred Stock, with each share of Series A Preferred Stock entitling the holder thereof to receive an amount equal to the dividend payable to each share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series A Preferred Stock may then be converted.

                                    (b) Rank, etc. Unless full cumulative
dividends on all outstanding shares of Series A Preferred Stock or any other class of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends and upon Liquidation (as defined in clause (iii)(a) of this Section 2) at the time such dividends are payable ("Series A Parity Stock") have been paid or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment), the Corporation shall not (1) declare or pay any dividend on the Series B Cumulative Preferred Stock of the Corporation, $0.01 par value (the "Series B Preferred Stock"), if and when such Series B Preferred Stock is duly issued, the Series C Cumulative Convertible Preferred Stock of the Corporation, $0.01 par value (the "Series C Preferred Stock"), if and when such Series C Preferred Stock is duly issued, the Common Stock of the Corporation or on any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon Liquidation (the Series B Preferred Stock, the Series C Preferred Stock, the Common Stock and any such junior class being the "Series A Junior Stock") or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of, any Series A Junior Stock or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in shares of Series A Junior Stock) or (2) purchase any shares of Series A Preferred Stock or Series A Parity Stock (except for consideration payable in Series A Junior Stock) or redeem fewer than all of the shares of Series A Preferred Stock or Series A Parity Stock then outstanding. Unless and until all dividends accrued and payable but unpaid on the Series A Preferred Stock and any Series A Parity Stock at the time outstanding have been paid in full, all dividends declared by the Corporation upon such Series A Preferred Stock or Series A Parity Stock shall be declared pro rata with respect to all Series A Preferred Stock and Series A Parity Stock then outstanding, so that the amounts of any dividends declared on the Series A Preferred Stock and such Series A Parity Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on the Series A Preferred Stock and such other Series A Parity Stock, respectively, bear to each other.

                           (iii) Liquidation. (a) Preference on Liquidation. In
the event of any liquidation, dissolution or winding up of the affairs of the Corporation (any or all of such events, a "Liquidation"), whether voluntary or involuntary, except as otherwise provided in clause (iii)(b) of this Section 2, and, in all events, so long as the Notes are outstanding, subject at all times to the terms and conditions of the Indenture dated as of February 25, 1998 (the "Indenture") between the Corporation and the trustee named therein pursuant to which the Notes were issued, the holders of shares of Series A Preferred Stock then outstanding shall be entitled, pari passu as if members of a single class of securities with the holders of other Series A Parity Stock, to be paid out of the assets of the Corporation, before any payment shall be made to the holders of the Series A Junior Stock or Common Stock or the holders of

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any other capital stock of the Corporation, an amount per share equal to the
Series A Stated Value plus an amount equal to the dividends accrued and unpaid thereon to the payment date (the "Series A Liquidation Amount"). In addition, after an amount equal to the amounts, if any, payable to holders of the Series B Preferred Stock, the Series C Preferred Stock and any other Series A Junior Stock other than the Common Stock shall have been set aside for payment and after payment of an equivalent per share amount with respect to the Series A Preferred Stock (calculated on an as-converted basis at the then current Series A Conversion Price (as defined below in this Section 2)) and the Series C Preferred Stock (calculated on an as-converted basis at the then current Series C Conversion Price (as defined below in Section 4)) shall have been set aside for payment to the holders of Common Stock, the holders of shares of Series A Preferred Stock and the Series C Preferred Stock then outstanding shall be entitled to receive, together with the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock then outstanding and the number of shares of Common Stock into which the Series A Preferred Stock (at the then current Series A Conversion Price) and the Series C Preferred Stock (at the then Series C Conversion Price) are convertible, the remaining cash and/or other property of the Corporation.

                                    (b) Preference on Merger, Consolidation or
Sale of Assets. In the event of a Liquidation pursuant to clause (iii)(e) of this Section 2 of Article IV, a holder of shares of Series A Preferred Stock shall be entitled to an amount per share equal to the greater of (1) the Series A Liquidation Amount and (2) the amount that such holder would be entitled to receive upon consummation of such transaction assuming conversion of all of such holder's shares of Series A Preferred Stock into shares of Common Stock in accordance with clause (vi) of Section 2 of this Article IV.

                                    (c) Insufficient Assets. If, upon any
Liquidation of the Corporation, the assets of the Corporation are insufficient to pay the holders of shares of the Series A Parity Stock then outstanding the full amounts to which they shall be entitled, such assets shall be distributed to the holders of the Series A Parity Stock pro rata in proportion to the amounts to which they shall be entitled.

                                    (d) Rights of Other Holders. In the event of
any Liquidation, after payment shall have been made to the holders of the Series A Preferred Stock and other Series A Parity Stock of all preferential amounts to which they shall be entitled, the holders of shares of Series A Junior Stock and Common Stock and other capital stock of the Corporation shall receive such amounts as to which they are entitled by the terms thereof.

                                    (e) Consolidation, Merger or Sale of Assets.
A consolidation or merger of the Corporation with or into any other corporation (excluding a merger in which the Corporation is the surviving entity or a merger into a wholly owned subsidiary of the Corporation), or a sale or transfer of all or substantially all of the Corporation's assets for cash or securities or a statutory share exchange in which stockholders of the Corporation may participate shall be considered a Liquidation of the Corporation within the meaning of this clause (iii).

                           (iv) [Intentionally omitted]

                           (v) Voting Rights. Excepting the rights specified
below in this clause (v) or otherwise required by law, the holders of the Series A Preferred Stock shall be entitled to vote together with the holders of shares of Series C Preferred Stock and shares of Common Stock as a single class. Each holder of Series A Preferred Stock shall be entitled to such number (rounded to the nearest whole number) of votes as such holder would be entitled if such holder had converted the shares of Series A

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Preferred Stock held by such holder into shares of Common Stock pursuant to clause (vi) of this Section 2 immediately prior to such vote.

                                    (a) Additional Board Seats. (1) Upon the
occurrence of an Election Event (as defined below), then, and in any such event, the number of Directors then constituting the entire Board of Directors of the Corporation shall automatically be increased by two Directors and the holders of shares of Series A Preferred Stock, voting as a single class, shall be entitled to fill such newly created directorships by written consent in lieu of a meeting or at a special meeting of holders of Series A Preferred Stock convened promptly upon the occurrence of such Election Event. Such right to vote as a single class to elect two Directors shall, when vested, continue until no event constituting an Election Event shall exist and, when no such event shall any longer exist, such right to elect two Directors separately as a class shall cease and the number of Directors then constituting the entire Board of Directors of the Corporation shall automatically be reduced by two Directors, subject, always, to the same provisions for the vesting of such right to elect two Directors separately as a class in the case of future Election Event occurrences. For purposes hereof, an "Election Event" shall mean any of the following: (1) any failure by the Corporation to declare and pay dividends on the shares of Series A Preferred on any May 1 or November 1 which remains uncured for more than 30 days; (2) the failure of the Corporation for any reason (including illegality) to purchase all the outstanding shares of Series A Preferred Stock pursuant to
Section 4I of the Amended and Restated Stock Purchase Agreement dated February 25, 1998, among the Corporation, Orbital Sciences Corporation ("Orbital") and the purchasers of the Series A Preferred Stock (the "Stock Purchase Agreement"), upon the occurrence of a Change in Control Event, as defined in the Stock Purchase Agreement; or (3) the failure of Orbital (i) to conduct a critical design review of the spacecraft currently designated as OrbView-3 (one-meter panchromatic, four-meter multispectral) (the "OrbView-3 spacecraft") under the ORBIMAGE System Procurement Agreement between the Corporation and Orbital in effect on the date hereof (as amended from time to time, the "Procurement Agreement") by October 31, 1998, (ii) to have commenced by March 15, 1999, the integration and testing of the OrbView-3 spacecraft under the Procurement Agreement or (iii) to have commenced by November 15, 1999 the integration and testing of the spacecraft currently designated as OrbView-4 (one-meter panchromatic, four-meter multispectral, and hyperspectral capability) under the Procurement Agreement. The date specified for each event described in the immediately preceding clause 3 may be extended by up to thirty (30) days if, in the discretion of the President of the Corporation (in consultation with the Series A Directors), he determines that such delay is advisable to ensure that the milestone is achieved in a form consistent with the continued progress in the OrbView spacecraft construction schedule.

                                            (2) So long as any shares of Series
A Preferred Stock are outstanding, the number of Directors of the Corporation shall at all times be such that the exercise, by the holders of shares of Series A Preferred Stock, of the right to elect Directors under the circumstances provided in paragraph (1) of this subclause (a) will not contravene any provisions of the Delaware General Corporation Law or this Second Amended and Restated Certificate of Incorporation.

                                            (3) Directors elected pursuant to
paragraph (1) of this subclause (a) shall serve until the earlier of (A) the next annual meeting of the stockholders of the Corporation and the election (by the holders of shares of Series A Preferred Stock) and qualification of their respective successors or (B) the date upon which no event constituting an Election Event shall exist. Directors elected pursuant to paragraph (1) of this subclause (a) may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or the holders of shares of Series A Preferred Stock, at a meeting called for that purpose.

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If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of an Election Event by reason other than removal, such vacancy shall be filled for the unexpired term by the appointment by the remaining Director elected as aforesaid of a new Director for the unexpired term of such former Director.

                                    (b) Additional Capital Stock, etc. The
Corporation shall not, without the affirmative consent or approval of the holders of shares representing at least two-thirds (2/3) of the Series A Preferred Stock then outstanding, voting as a single class (such consent or approval to be given by written consent in lieu of a meeting or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred Stock): (i) authorize the issuance of any new, or increase the authorized number of shares of any existing, class of capital stock of the Corporation which would be senior or superior as to dividends and upon Liquidation to the Series A Preferred Stock, (ii) increase the number of shares of preferred stock authorized in this Second Amended and Restated Certificate of Incorporation or create any other class of stock (or any other series of preferred stock) ranking on a parity with the Series A Preferred Stock as to dividends and upon Liquidation, (iii) authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation which would be senior or superior to, or rank on a parity with, the Series A Preferred Stock as to dividends or upon Liquidation, (iv) reissue any shares of Series A Preferred Stock that have been redeemed or purchased by the Corporation, (v) take any action to cause any amendment, alteration or repeal of any of the provisions of this Second Amended and Restated Certificate of Incorporation that may adversely affect the rights of holders of Series A Preferred Stock, (vi) consummate, or commit to consummate, any merger, consolidation or sale or other disposition of all or substantially all of the assets of the Corporation, or (vii) enter into any line of business not significantly related to its currently existing or contemplated lines of business.

                           (vi) Conversion Rights. (a) Optional Conversion of
Series A Preferred Stock. The holder of any shares of Series A Preferred Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Common Stock (the "Series A Conversion Shares") as is determined by dividing the Series A Stated Value by the "Series A Conversion Price" in effect at the time of such conversion. The "Series A Conversion Price" shall initially be $4.17 per share of Series A Preferred Stock, and thereafter shall be subject to the adjustments set forth herein; provided, however, that if there has failed to be a successful in-orbit checkout of the satellite known as OrbView-2 on or prior to December 31, 1997, the Series A Conversion Price shall be adjusted on January 1, 1998 to $3.66, as adjusted by any adjustment to the Series A Conversion Price prior to such date. The Corporation and each of the holders of Series A Preferred Stock (as evidenced by its acceptance thereof) intends that the adjustment, if any, to the Series A Conversion Price described in the preceding sentence be a "purchase price adjustment" within the meaning of Treasury Regulation Section 1.305-1(c). The Corporation and each of the holders of Series A Preferred Stock (as evidenced by its acceptance thereof) agrees that, except as otherwise required by law, it shall not take any position inconsistent with the treatment of such adjustment as a purchase price adjustment, whether in any governmental filing or otherwise. The Series A Conversion Shares and the Series A Conversion Price are subject to certain adjustments as set forth herein, and the terms Series A Conversion Shares and Series A Conversion Price as used herein shall as of any time be deemed to include all such adjustments to be given effect as of such time in accordance with the terms hereof.

                  Upon the exercise of the option of the holder of any shares of Series A Preferred Stock to convert Series A Preferred Stock into Common Stock, the holder of such shares of Series A Preferred


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Stock to be converted shall surrender the certificates representing the shares of Series A Preferred Stock so to be converted in the manner provided in clause
(vi)(c) below of this Section 2.

                                    (b) Automatic Conversion. Each share of
Series A Preferred Stock shall automatically be converted (but only upon payment of any dividend required by clause (ii)(a)(2) of this Section 2) into shares of Common Stock at the Series A Conversion Price then in effect upon the occurrence of (i) the closing of a Qualifying Public Offering (as defined below), (ii) the business day next following the end of a period of 180 consecutive days during which the average closing price of the Corporation's Common Stock shall have exceeded the Threshold Price or (iii) a transaction described in Section 3.5 of the Stockholders Agreement dated May 8, 1997 among the Corporation, Orbital and certain purchasers of Series A Preferred Stock. For purposes hereof, "Qualifying Public Offering" shall mean a public offering of Common Stock registered under the Securities Act of 1933, as amended (the "Securities Act"), (x)(A) that shall have resulted in an aggregate price to the public of not less than $30,000,000 or (B) that involves the sale to the public of Common Stock constituting at least twenty percent (20%) of the Common Stock immediately outstanding after the offering, in either case at a price per share of Common Stock equal to or greater than the Threshold Price and (y) that shall have resulted in listing or admission to trading of the Common Stock on the New York Stock Exchange, a national securities exchange, the NASDAQ National Market System or NASDAQ over-the-counter market. For purposes hereof, "Threshold Price" shall mean (i) as of any date through May 1, 1999, 100% of the then current Series A Conversion Price, (ii) from May 2, 1999 through May 1, 2000, the then current Series A Conversion Price, multiplied by the amount (expressed as a percentage) equal to 100% plus the result of 30% times a fraction, the numerator of which is the number of days after May 1, 1999 the calculation of the Threshold Price occurs and the denominator of which is 365, (iii) from May 2, 2000 through May 1, 2001, the then current Series A Conversion Price, multiplied by the amount (expressed as a percentage) equal to 130% plus the result of 20% times a fraction, the numerator of which is the number of days after May 1, 2000 the calculation of the Threshold Price occurs and the denominator of which is 365, and (iv) from May 2, 2001 forward, 150% of the then current Series A Conversion Price.

                                    (c) Delivery of Stock Certificates; No
Fractional Shares. The holder of any shares of Series A Preferred Stock may exercise the conversion right pursuant to clause (vi)(a) above of this Section 2 by delivering to the Corporation during regular business hours at the office of the Corporation the certificate or certificates for the shares to be converted, duly endorsed or assigned either in blank or to the Corporation (if required by it), accompanied by written notice stating that such holder elects to convert such shares. Upon the occurrence of an automatic conversion pursuant to clause
(vi)(b) above of this Section 2, the holder of any shares of Series A Preferred Stock shall deliver to the Corporation at the office of the Corporation the certificate or certificates for shares that have been converted, duly endorsed or assigned either in blank or to the Corporation (if requested by it). Conversion shall be deemed to have been effected (i) in the case of an optional conversion pursuant to clause (vi)(a) above of this Section 2, on the date when the aforesaid delivery is made, (ii) in the case of an automatic conversion pursuant to clause (vi)(b) above of this Section 2, upon the effective date of the event triggering such automatic conversion, and such date is referred to herein as the "Series A Conversion Date." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided below, payable with respect to the shares of Series A Preferred Stock so converted; provided, however, that in the case of a conversion in connection with Liquidation, no such certificates need be issued. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the stockholder of record in respect of such Common Stock on the applicable Series A Conversion Date

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unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become the stockholder of record in respect of such Common Stock on the next succeeding date on which the transfer books are open, but the Series A Conversion Price shall be that in effect on the Series A Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered. If the new certificate or certificates are to be issued to a person who is not the registered holder of the certificate delivered for conversion, any transfer taxes applicable to the transaction shall be paid by such transferee.

                                    (d) No Fractional Shares of Common Stock.
(i) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Market Price (as defined in clause (vi)(e)(8) below of this Section 2) of a share of Common Stock multiplied by such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Series A Preferred Stock shall receive, the total number of shares of Series A Preferred Stock surrendered for conversion by such holder shall be aggregated.

                                            (ii) The Corporation shall forthwith
         upon conversion of all or any portion of the Series A Preferred Stock pay all dividends accrued on such Series A Preferred Stock to the date of such conversion.

                                    (e) Adjustment of Series A Conversion Price
Upon Issuance of Common Stock. If and whenever after the date hereof the Corporation shall issue or sell any shares of its Common Stock (except upon conversion of the Series A Preferred Stock or Series C Preferred Stock) for a consideration per share less than, under certain circumstances, the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A Conversion Price shall be reduced (but not increased, except as otherwise specifically provided in paragraph (3) below of this clause (e)) to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series A Conversion Price and (B) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the aggregate number of shares of Common Stock of all classes outstanding immediately after such issue or sale.

                  No adjustment of the Series A Conversion Price, however, shall be made in an amount less than $.10 per share, but any such lesser adjustment shall be carried forward and shall be made upon the earlier of (i) the third anniversary of the issuance (or deemed issuance) of the securities requiring such adjustment hereunder, and (ii) the time of and together with the next subsequent adjustment.

                  For the purposes of this clause (vi)(e) of this Section 2, the following paragraphs (1) through (9) shall also be applicable:

                                            (1) Issuance of Rights or Options -
         In case at any time after

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         the date hereof the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise, except in the circumstances described in clause (vi)(f) below of this Section 2) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Series A Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in paragraph (3) of this clause (vi)(e), no further adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                                            (2) Issuance of Convertible
         Securities - In case at any time after the date hereof the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided, however, that (a) except as otherwise provided in paragraph (3) of this clause (vi)(e), no further adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price have been or are to be made pursuant to other provisions of this clause
         (vi)(e), no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

                                            (3) Change in Option Price or
         Conversion Rate - Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in paragraph (1) of this clause (vi)(e), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (1) or (2) of this clause (vi)(e), or the rate at which any Convertible Securities referred to in paragraph (1) or (2) of this clause (vi)(e) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Series A Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Series A Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in paragraph (1) of this clause (vi)(e) or the termination of any such right to convert or exchange any such Convertible Securities referred to in paragraph (1) or (2) of this clause (vi)(e), the Series A Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Series A Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in paragraph (1) of this clause (vi)(e) or the rate at which any Convertible Securities referred to in paragraph (1) or (2) of this cause (vi)(e) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Series A Conversion Price then in effect hereunder shall, if not already adjusted pursuant to another provision of this clause (vi)(e), forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series A Conversion Price then in effect hereunder is thereby reduced.

                                            (4) Stock Dividends - In case at any
         time the Corporation shall declare a dividend or make any other distribution upon any class or series of stock of the Corporation payable in shares of Common Stock or Convertible Securities, any shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration; provided, however, that this clause 4 shall not apply to dividends paid in Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock with respect to the Series A Preferred Stock or the Series C Preferred Stock.

                                            (5) Consideration for Stock -
         Anything herein to the contrary notwithstanding, in case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.

                                            In case at any time any shares of
         Common Stock or any class of Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case at any time any shares of Common Stock or any class or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Corporation of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Corporation.

                                            (6) Record Date - In case the
         Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                            (7) Treasury Shares - The number of
         shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this clause (vi)(e).

                                            (8) Definition of Market Price -
         Unless otherwise set forth in this Second Amended and Restated Certificate of Incorporation, "Market Price" shall mean, for any day, the average of the closing prices of the Common Stock sales on all exchanges on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any such day, the average of the bid and asked prices at the end of such day, or, if the Common Stock shall not be so listed, the average of the bid and asked prices at the end of the day in the domestic over-the-counter market, in each such case, unless otherwise provided herein, averaged over a period of 20 consecutive business days ending 2 days prior to the day as of which "Market Price" is being determined. If at any time the Common Stock is not listed on any exchange or quoted in the domestic over-the-counter market, the "Market Price" shall be deemed to be the fair value thereof, as determined in good faith by the Board of Directors.

                                            (9) Adjustment to Determination of
         Series A Conversion Price. When making the calculations and determinations described in clause (vi)(e)(1) through clause (vi)(e)(8) of this Section 2, the exercise of options outstanding on May 8, 1997 shall not be taken into account.

                                    (f) Liquidating Dividends; Purchase Rights.
(i) [Intentionally omitted.]

                           (ii) If at any time or from time to time on or after the date hereof, the Corporation shall grant, issue or sell any options or rights (other than Convertible Securities) to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), and if the holder shall be entitled to an adjustment pursuant to clause (vi)(e) above of this Section 2, then in lieu of such adjustment, each holder of Series A Preferred Stock shall be entitled, at such holder's option, to acquire (whether or not such holder's Series A Preferred Stock shall have been converted), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock immediately prior to the time or times at which the Corporation granted, issued or sold such Purchase Rights.

                                    (g) Subdivision or Combination of Stock. In
case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                                    (h) Changes in Common Stock. If any capital
reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation (other than any merger in which there shall be no alteration in the rights of the Common Stock), or the sale, transfer or other disposition of all or substantially all of its properties to another corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Series A Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Corporation immediately theretofore issuable upon conversion of the Series A Preferred Stock, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon conversion of the Series A Preferred Stock had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Series A Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustment of the Series A Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Series A Preferred Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

                                    (i) Certain Events. If any event occurs as
to which in the opinion of the Board of Directors of the Corporation the other provisions of this clause (vi) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Corporation) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Series A Preferred Stock. Upon receipt of such opinion by the Board of Directors, the Corporation shall forthwith make the adjustments described therein; provided, however, that no such adjustment shall have the effect of increasing the Series A Conversion Price as otherwise determined pursuant to this clause (vi) except in the event of a combination of shares of the type contemplated in clause (vi)(g) of this Section 2 and then in no event to an amount larger than the Series A Conversion Price as adjusted pursuant to clause (vi)(g) of this Section 2.

                                    (j) Prohibition of Certain Actions. The
Corporation will not (i) authorize or issue, or agree to authorize or issue, any shares of its capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary Liquidation of the Corporation unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets, (ii) authorize, issue or permit to remain outstanding any class of its capital stock (including, without limitation, the Common Stock but not including the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock) having the right to vote for the election of directors or in respect of any other matter, which class is entitled to less than or more than one vote per share, or (iii) take any action which would result in any adjustment of the Series A Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of all of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by this Second Amended and Restated Certificate of Incorporation.

                                    (k) Stock to be Reserved. The Corporation
will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series A Preferred Stock, and the Corporation will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation, and free from all Liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective Series A Conversion Price. The Corporation will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Corporation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Without limiting the foregoing, the Corporation will take all such action as may be necessary to assure that, upon conversion of any of the

Series A Preferred Stock, an amount equal to the lesser of (i) the par value of each share of Common Stock outstanding immediately prior to such conversion, or
(ii) the Series A Conversion Price shall be credited to the Corporation's stated capital account for each share of Common Stock issued upon such conversion, and that, if clause (i) above is applicable, the balance of the Series A Conversion Price of Series A Preferred Stock converted shall be credited to the Corporation's capital surplus account.

                                    (l) Registration and Listing of Common
Stock. If any shares of Common Stock required to be reserved for purposes of conversion of Series A Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. If and so long as the Common Stock is listed on any national securities exchange, the Corporation will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon conversion of the then outstanding Series A Preferred Stock and maintain the listing of such shares after their issuance; and the Corporation will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon conversion of the Series A Preferred Stock, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Corporation.

                                    (m) Closing of Books. The Corporation will
at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock.

                                    (n) Statement of Adjustment of Series A
Conversion Price. Whenever the Series A Conversion Price shall be adjusted as provided in clause (vi)(e) above of this Section 2, the Corporation shall forthwith file at its office a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by certified mail, return receipt requested, to each holder of shares of Series A Preferred Stock to such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of clause (vi)(o) below of this Section 2.

                                    (o) Notice. In the event the Corporation
shall propose to take any action of the types described in clause (vi)(e) above of this Section 2, the Corporation shall give notice to each holder of shares of Series A Preferred Stock, in the manner set forth in clause (vi)(n) above of this Section 2, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

                                    (p) Taxes. The Corporation shall pay all
documentary, stamp or
other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock, except as otherwise provided in clause (vi)(c) of this Section 2.

         Section 3. Series B Cumulative Preferred Stock.

                           (i) Designation and Amount. The designation of one
series of the Preferred Stock shall be "Series B Cumulative Preferred Stock" (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock shall be 2,000,000; provided, however, that no shares of such series may be issued in excess of 325,000 shares other than as dividends on such series. The Series B Preferred Stock shall be assigned a stated value of $100 per share (the "Series B Stated Value").

                           (ii) Dividends. (a) Rate, etc. (1) The holders of
shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends from the date of issue thereof at the rate of 15% per annum (calculated by reference to the Series B Stated Value thereof), accruing on a daily basis, payable semi-annually, in arrears, on each Dividend Payment Date in each year, commencing on May 1, 1998. Such dividends shall be payable as the Board of Directors may determine; provided, however, that such dividends may be payable in shares of Series B Preferred Stock (on the basis of one hundred fifty
(150) shares of Series B Preferred Stock for each thousand (1,000) shares of Series B Preferred Stock outstanding), rounded to the nearest whole share, or in cash, or cash in part and shares of Series B Preferred Stock in part (such option being in the sole discretion of the Corporation, as determined by the Board of Directors so long as the Notes are outstanding, and thereafter as determined by the Series A Directors, provided that the Series A Directors shall take into consideration the anticipated cash requirements of the Corporation); provided, however, that at any time when shares of Series A Preferred Stock are outstanding, with respect to each distribution of dividends, dividends shall be payable to holders of Series B Preferred Stock in shares of Series B Preferred Stock in at least the same proportion as dividends payable to holders of Series A Preferred Stock shall have been paid to such holders in shares of Series A Preferred Stock. Such dividends shall be cumulative with respect to each share from the date of original issuance or deemed issuance (with respect to shares issued as dividends), whether or not earned or declared.

                                   (b) Rank, etc. Unless full cumulative
dividends on all outstanding shares of Series B Preferred Stock or any other class of preferred stock ranking on a parity with the Series B Preferred Stock as to dividends and upon Liquidation at the time such dividends are payable ("Series B Parity Stock") have been paid or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment), the Corporation shall not (1) declare or pay any dividend on the Common Stock or on any other class of stock ranking junior to the Series B Preferred Stock as to dividends and upon Liquidation (the Common Stock and any such junior class being the "Series B Junior Stock") or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of, any Series B Junior Stock or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in shares of Series B Junior Stock) or (2) purchase any shares of Series B Preferred Stock or Series B Parity Stock (except for consideration payable in Series B Junior Stock) or redeem fewer than all of the shares of Series B Preferred Stock or Series B Parity Stock then outstanding. Unless and until all dividends accrued and payable but unpaid on the Series B Preferred Stock and any Series B Parity Stock at the time outstanding have been paid in full, all dividends declared by the Corporation upon such Series B Preferred Stock or Series B Parity Stock shall be declared pro rata with respect to all Series B Preferred Stock and Series B Parity Stock then outstanding, so that the amounts of any dividends declared on the Series B Preferred Stock and such Series B Parity Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on the Series B Preferred Stock and such other Series B Parity Stock, respectively, bear to each other.

                           (iii) Liquidation. (a) Preference on Liquidation. In
the event of any Liquidation, whether voluntary or involuntary, except as otherwise provided in clause (iii)(b) of this Section 3 of this Article Four, and, in all events, so long as the Notes are outstanding, subject at all times to the terms and conditions of the Indenture between the Corporation and the trustee named therein pursuant to which the Notes were issued, the holders of shares of Series B Preferred Stock then outstanding shall be entitled, pari passu as if members of a single class of securities with the holders of other Series B Parity Stock, to be paid out of the assets of the Corporation, before any payment shall be made to the holders of the Series B Junior Stock (but after any payment shall have been made to the holders of Series A Preferred Stock and Series C Cumulative Convertible Preferred Stock of the Corporation, $0.01 par value), an amount per share equal to the Series B Stated Value plus an amount equal to the dividends accrued and unpaid thereon to the payment date (the "Series B Liquidation Amount").

                                    (b) Preference on Merger, Consolidation or
Sale of Assets. In the event of Liquidation pursuant to clause (iii)(e) of
Section 2 of this Article Four, a holder of shares of Series B Preferred Stock shall be entitled to an amount per share equal to the Series B Liquidation Amount.

                                    (c) Insufficient Assets. If, upon any
Liquidation of the Corporation, the assets of the Corporation are insufficient to pay the holders of shares of the Series B Parity Stock then outstanding the full amounts to which they shall be entitled, such assets shall be distributed to the holders of the Series B Parity Stock pro rata in proportion to the amounts to which they shall be entitled.

                                    (d) Rights of Other Holders. In the event of
any Liquidation, after payment shall have been made to the holders of the Series B Preferred Stock and other Series B Parity Stock of all preferential amounts to which they shall be entitled, the holders of shares of Series B Junior Stock and other capital stock of the Corporation shall receive such amounts as to which they are entitled by the terms thereof.

                                    (e) Consolidation, Merger or Sale of Assets.
A consolidation or merger of the Corporation with or into any other corporation (excluding a merger in which the Corporation is the surviving entity or a merger into a wholly owned subsidiary of the Corporation), or a sale or transfer of all or substantially all of the Corporation's assets for cash or securities or a statutory share exchange in which stockholders of the Corporation may participate shall be considered a Liquidation, dissolution or winding up of the Corporation within the meaning of this clause (iii).

                           (iv) Redemption. (a) Optional and Mandatory
Redemption Rights. The Series B Preferred Stock shall be subject to redemption, at the option of the Corporation, in whole or from time to time in part, at any time prior to 12:00 a.m. (E.S.T.), May 2, 2006. All outstanding shares of Series B Preferred Stock shall be redeemed by the Corporation on May 2, 2006. In each case, such redemption shall be at a per share redemption price equal to the Series B Liquidation Amount.

                                    (b) Notice of Redemption. The Corporation
shall give each holder of Series B Preferred Stock written notice of each redemption pursuant to clause (iv)(a) of this Section 3 not less than thirty (30) days nor more than forty-five (45) days prior to any redemption date, specifying such redemption date and the number of shares to be redeemed on such date. Notice of redemption having been given as aforesaid, the number of shares to be redeemed as specified in such notice shall be so redeemed on the redemption date specified.

                                    (c) Effect of Redemption. On or after the
date established for redemption, all rights in respect of the shares of Series B Preferred Stock to be redeemed, except the right to receive the applicable redemption price, including premium, if any, plus accrued dividends, if any, to the date of redemption, shall (unless default shall be made by the Corporation in the payment of the applicable redemption price, including premium, if any, plus accrued dividends, if any, in which event such rights shall be exercisable until such default is cured) cease and terminate, and such shares shall no longer be deemed to be outstanding, notwithstanding that any certificates representing such shares shall not have been surrendered to the Corporation.

                           (v) Voting Rights. Except as required by law, the
holders of shares of the Series B Preferred Stock shall have no voting powers.

                           (vi) No Conversion Rights. The holders of shares of
Series B Preferred Stock shall not have the right to convert any or all of their shares of Series B Preferred Shares into Common Stock or any other capital stock of the Corporation.

         Section 4. Series C Cumulative Convertible Preferred Stock

                           (i) Designation and Amount. The designation of the
series of one Preferred Stock shall be "Series C Cumulative Convertible Preferred Stock". The number of shares of Series C Preferred Stock shall be 2,000,000. The Series C Preferred Stock shall be assigned a stated value of $100 per share (the "Series C Stated Value").

                           (ii) Dividends. (a) Rate, etc. (1) The holders of
shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends from the date of issue thereof at the rate of 12% per annum (calculated by reference to the Series C Stated Value), accruing on a daily basis, payable semi-annually in arrears, on each Dividend Payment Date, commencing on November 1, 1998. Such dividends shall be payable as the Board of Directors may determine; provided, however, that such dividends may be payable in shares of Series C Preferred Stock (on the basis of one hundred twenty (120) shares of Series C Preferred Stock for each thousand (1,000) shares of Series C Preferred Stock outstanding), rounded to the nearest whole share, or in cash, or cash in part and shares of Series C Preferred Stock in part(such option being in the sole discretion of the Corporation, as determined by the Board of Directors so long as the Notes are outstanding, and thereafter as determined by the Series A Directors, provided that the Series A Directors shall take into consideration the anticipated cash requirements of the Corporation); provided, however, that at any time when shares of Series A Preferred Stock are outstanding, with respect to each distribution of dividends, dividends shall be payable to holders of Series C Preferred Stock in shares of Series C Preferred Stock in at least the same proportion as dividends payable to holders of Series A Preferred Stock shall have been paid to such holders in shares of Series A Preferred Stock. Such dividends shall be cumulative with respect to each share from the date of original issuance or deemed issuance (with respect to shares issued as dividends), whether or not earned or declared.

                                            (2) In addition, the holders of
shares of Series C Preferred Stock shall be entitled to receive, in the event of an automatic conversion of the shares of Series C

Preferred Stock described in clause (vi)(b) of this Section 4 occurring prior to the second anniversary of the initial issuance of any shares of Series C Preferred Stock, dividends, payable immediately prior to the occurrence of such automatic conversion in shares of Series C Preferred Stock, rounded to the nearest whole share, or in cash, or cash in part and shares of Series C Preferred Stock in part (such option being in the sole discretion of the Corporation, as determined by the Board of Directors so long as the Notes are outstanding, and thereafter as determined by the Series A Directors, provided that the Series A Directors shall take into consideration the anticipated cash requirements of the Corporation), in an amount equal to the dividends that would have accrued on the shares of Series C Preferred Stock so automatically converted, calculated from the date of such automatic or mandatory conversion through and including the second anniversary of the initial issuance of shares of Series C Preferred Stock as if such shares of Series C Preferred Stock had remained outstanding through such second anniversary.

                                            (3) After dividends on the Series C
Preferred Stock, including, without limitation, dividends described in the immediately preceding clause (1) and (2), have been declared and paid or set apart in any fiscal year of the Corporation, if the Board of Directors thereafter elects to declare additional dividends in the same fiscal year out of funds legally available therefor, such additional dividends shall be declared on both the Common Stock (as defined below) and the Series C Preferred Stock, with each share of Series C Preferred Stock entitling the holder thereof to receive an amount equal to the dividend payable to each share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series C Preferred Stock may then be converted.

                                    (b) Rank, etc. Unless full cumulative
dividends on all outstanding shares of Series C Preferred Stock or any other class of preferred stock ranking on a parity with the Series C Preferred Stock as to dividends and upon Liquidation at the time such dividends are payable ("Series C Parity Stock") have been paid or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment), the Corporation shall not (1) declare or pay any dividend on the Series B Preferred Stock, the Common Stock or on any other class of stock ranking junior to the Series C Preferred Stock as to dividends and upon Liquidation (the Series B Preferred Stock, the Common Stock and any such junior class being the "Series C Junior Stock") or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of, any Series C Junior Stock or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in shares of Series C Junior Stock) or (2) purchase any shares of Series C Preferred Stock or Series C Parity Stock (except for consideration payable in Series C Junior Stock) or redeem fewer than all of the shares of Series C Preferred Stock or Series C Parity Stock then outstanding. Unless and until all dividends accrued and payable but unpaid on the Series C Preferred Stock and any Series C Parity Stock at the time outstanding have been paid in full, all dividends declared by the Corporation upon such Series C Preferred Stock or Series C Parity Stock shall be declared pro rata with respect to all Series C Preferred Stock and Series C Parity Stock then outstanding, so that the amounts of any dividends declared on the Series C Preferred Stock and such Series C Parity Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on the Series C Preferred Stock and such other Series C Parity Stock, respectively, bear to each other.

                           (iii) Liquidation. (a) Preference on Liquidation. In
the event of any Liquidation, whether voluntary or involuntary, except as otherwise provided in clause (iii)(b) of this Section 4 of Article Four, and, in all events, so long as the Notes are outstanding, subject at all times to the terms and conditions of the Indenture between the Corporation and the trustee named therein pursuant to which the Notes were issued, the holders of shares of Series C Preferred Stock then outstanding shall be entitled, pari passu as if members of a single class of securities with the holders of other Series C Parity Stock, to be paid out of the assets of the Corporation, before any payment shall be made to the holders of the Series C Junior Stock (but after payment shall have been made to the holders of Series A Preferred Stock), an amount per share equal to the Series C Stated Value plus an amount equal to the dividends accrued and unpaid thereon to the payment date (the "Series C Liquidation Amount"). In addition, after an amount equal to the amounts, if any, payable to holders of the Series B Preferred Stock and any other Series C Junior Stock other than the Common Stock shall have been set aside for payment and after payment of an equivalent per share amount with respect to the Series A Preferred Stock (calculated on an as-converted basis at the then current Series A Conversion Price) and the Series C Preferred Stock (calculated on an as-converted basis at its then current Series C Conversion Price) shall have been set aside for payment to the holders of Common Stock, the holders of shares of Series A Preferred Stock and the Series C Preferred Stock then outstanding shall be entitled to receive, together with the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock then outstanding and the number of shares of Common Stock into which the Series A Preferred Stock (at the then current Series A Conversion Price) and the Series C Preferred Stock (at the then current Series C Conversion Price) are convertible, the remaining cash and/or other property of the Corporation.

                                    (b) Preference on Merger, Consolidation or
Sale of Assets. In the even of a Liquidation pursuant to clause (iii)(e) of
Section 4 of Article Four, a holder of shares of Series C Preferred Stock shall be entitled to an amount per share equal to the greater of (1) the Series C Liquidation Amount and (2) the amount that such holder would be entitled to receive upon consummation of such transaction assuming conversion of all of such holder's shares of Series C Preferred Stock into shares of Common Stock in accordance with clause (vi) of this Section 4 of Article Four.

                                    (c) Insufficient Assets. If, upon any
Liquidation of the Corporation, the assets of the Corporation are insufficient to pay the holders of shares of the Series C Parity Stock then outstanding the full amounts to which they shall be entitled, such assets shall be distributed to the holders of the Series C Parity Stock pro rata in proportion to the amounts to which they shall be entitled.

                                    (d) Rights of Other Holders. In the event of
any Liquidation, after payment shall have been made to the holders of Series C Preferred Stock and other Series C Parity Stock of all preferential amounts to which they shall be entitled, the holders of shares of Series C Junior Stock and other capital stock of the Corporation shall receive such amounts as to which they are entitled by the terms thereof.

                                    (e) Consolidation, Merger or Sale of Assets.
A consolidation or merger of the Corporation with or into any other corporation (excluding a merger in which the Corporation is the surviving entity or a merger into a wholly owned subsidiary of the Corporation), or a sale or transfer of all or substantially all of the Corporation's assets for cash or securities or a statutory share exchange in which stockholders of the Corporation may participate shall be considered a Liquidation, dissolution or winding up of the Corporation within the meaning of this clause (iii).

                           (iv) [Intentionally omitted]

                           (v) Voting Rights. Excepting the rights specified
below in this clause (v) or otherwise required by law or other provisions of this Article Four, the holders of Series C Preferred

Stock shall be entitled to vote together with the holders of shares of Series A Preferred Stock and shares of Common Stock as a single class. Each holder of Series C Preferred Stock shall be entitled to such number (rounded to the nearest whole number) of votes as such holder would be entitled if such holder had converted the shares of Series C Preferred Stock held by such holder into shares of Common Stock pursuant to clause (vi) of this Section 4 hereof immediately prior to such vote.

                                    (a) [Intentionally omitted]

                                    (b) Additional Capital Stock, etc. The
Corporation shall not, without the affirmative consent or approval of the holders of shares representing at least two-thirds (2/3) of the Series C Preferred Stock then outstanding, voting as a single class (such consent or approval to be given by written consent in lieu of a meeting or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series C Preferred Stock): (i) other than the Series A Preferred Stock, authorize the issuance of any new, or increase the authorized number of shares of any existing, class of capital stock of the Corporation which would be senior or superior as to dividends and upon Liquidation to the Series C Preferred Stock, (ii) increase the number of shares of preferred stock authorized in the Certificate of Incorporation or create any other class of stock (or any other series of preferred stock) ranking on a parity with the Series C Preferred Stock as to dividends and upon Liquidation, (iii) other than the Series A Preferred Stock, authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation which would be senior or superior to, or rank on a parity with, the Series C Preferred Stock as to dividends or upon Liquidation or (iv) reissue any shares of Series C Preferred Stock that have been redeemed or purchased by the Corporation.

                          (vi) Conversion Rights. (a) Optional Conversion of
Series C Preferred Stock. The holder of any shares of Series C Preferred Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all of such holder's shares of Series C Preferred Stock into such number of fully paid and nonassessable shares of Common Stock (the "Series C Conversion Shares") as is determined by dividing the Series C Stated Value of such Series C Preferred Stock by the "Series C Conversion Price" in effect at the time of such conversion. The "Series C Conversion Price" shall initially be $4.17 per share of Series C Preferred Stock, and thereafter shall be subject to the adjustments set forth herein. The Series C Conversion Shares and the Series C Conversion Price are subject to certain adjustments as set forth herein, and the terms Series C Conversion Shares and Series C Conversion Price as used herein shall as of any time be deemed to include all such adjustments to be given effect as of such time in accordance with the terms hereof.

                  Upon the exercise of the option of the holder of any shares of Series C Preferred Stock to convert Series C Preferred Stock into Common Stock, the holder of such shares of Series C Preferred Stock to be converted shall surrender the certificates representing the shares of Series C Preferred Stock so to be converted in the manner provided in clause (vi)(c) below of this
Section 4.

                                    (b) Automatic Conversion. Each share of
Series C Preferred Stock shall automatically be converted (but only upon payment of any dividend required by clause (ii)(a)(2) of this Section 4) into shares of Common Stock at the Series C Conversion Price then in effect upon the occurrence of (i) the closing of a Qualifying Public Offering, (ii) the business day next following the end of a period of 180 consecutive days during which the average closing price of the Corporation's Common Stock shall have exceeded the Threshold Price, (iii) a transaction described in Section 3.5 of the Stockholders Agreement dated May 8, 1997 among the Corporation, Orbital and certain purchasers of Series A Preferred Stock or (iv) the second anniversary of the initial issuance of shares of Series C

 Preferred Stock.

                                    (c) Delivery of Stock Certificates; No
Fractional Shares. The holder of any shares of Series C Preferred Stock may exercise the conversion right pursuant to clause (vi)(a) above of this Section 4 by delivering to the Corporation during regular business hours at the office of the Corporation the certificate or certificates for the shares to be converted, duly endorsed or assigned either in blank or to the Corporation (if required by it), accompanied by written notice stating that such holder elects to convert such shares. Upon the occurrence of an automatic conversion pursuant to clause
(vi)(b) above of this Section 4, the holder of any shares of Series C Preferred Stock shall deliver to the Corporation at the office of the Corporation the certificate or certificates for shares that have been converted, duly endorsed or assigned either in blank or to the Corporation (if requested by it). Conversion shall be deemed to have been effected (i) in the case of an optional conversion pursuant to clause (vi)(a) above of this Section 4, on the date when the aforesaid delivery is made, (ii) in the case of an automatic conversion pursuant to clause (vi)(b) above of this Section 4, upon the effective date of the event triggering such automatic conversion, and such date is referred to herein as the "Series C Conversion Date." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided below, payable with respect to the shares of Series C Preferred Stock so converted; provided, however, that in the case of a conversion in connection with Liquidation, no such certificates need be issued. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the stockholder of record in respect of such Common Stock on the applicable Series C Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become the stockholder of record in respect of such Common Stock on the next succeeding date on which the transfer books are open, but the Series C Conversion Price shall be that in effect on the Series C Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered. If the new certificate or certificates are to be issued to a person who is not the registered holder of the certificate delivered for conversion, any transfer taxes applicable to the transaction shall be paid by such transferee.

                                    (d) No Fractional Shares of Common Stock.
(i) No fractional shares of Common Stock shall be issued upon conversion of shares of Series C Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Market Price of a share of Common Stock multiplied by such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Series C Preferred Stock shall receive, the total number of shares of Series C Preferred Stock surrendered for conversion by such holder shall be aggregated.

                                            (ii) The Corporation shall forthwith
         upon conversion of all or any portion of the Series C Preferred Stock pay all dividends accrued on such Series C

         Preferred Stock to the date of such conversion.

                                    (e) Adjustment of Conversion Price Upon
Issuance of Common Stock. If and whenever after the date hereof the Corporation shall issue or sell any shares of its Common Stock (except upon conversion of the Series A Preferred Stock or Series C Preferred Stock) for a consideration per share less than, under certain circumstances, the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series C Conversion Price shall be reduced (but not increased, except as otherwise specifically provided in paragraph (3) below of this Section 4) to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series C Conversion Price and (B) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the aggregate number of shares of Common Stock of all classes outstanding immediately after such issue or sale.

                  No adjustment of the Series C Conversion Price, however, shall be made in an amount less than $.10 per share, but any such lesser adjustment shall be carried forward and shall be made upon the earlier of (i) the third anniversary of the issuance (or deemed issuance) of the securities requiring such adjustment hereunder, and (ii) the time of and together with the next subsequent adjustment.

                  For the purposes of this clause (vi)(e) of this Section 4, the following paragraphs (1) through (9) shall also be applicable:

                           (1) Issuance of Rights or Options. In case at any time after the date hereof the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise, except in the circumstances described in clause (vi)(f) below of this Section 4) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Series C Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in paragraph (3) of this clause (vi)(e), no further adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (2) Issuance of Convertible Securities. In case at any time after the date hereof the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided, however, that (a) except as otherwise provided in paragraph (3), no further adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Series C Conversion Price have been or are to be made pursuant to other provisions of this clause (vi)(e), no further adjustment of the Series C Conversion Price shall be made by reason of such issue or sale.

                           (3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in paragraph (1) of this clause (vi)(e), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (1) or (2) of this clause (vi)(e), or the rate at which any Convertible Securities referred to in paragraph (1) or (2) of this clause (vi)(e) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Series C Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Series C Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in paragraph (1) of this clause (vi)(e) or the termination of any such right to convert or exchange any such Convertible Securities referred to in paragraph (1) or (2) of this clause (vi)(e), the Series C Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Series C Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in paragraph (1) of this clause (vi)(e) or the rate at which any Convertible Securities referred to in paragraph (1) or (2) of this clause (vi)(e) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Series C Conversion Price then in effect hereunder shall, if not already adjusted pursuant to another provision of this clause (vi)(e), forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series C Conversion Price then in effect hereunder is thereby reduced.

                           (4) Stock Dividends. In case at any time the Corporation shall declare a dividend or make any other distribution upon any class or series of stock of the Corporation payable in shares of Common Stock or Convertible Securities, any shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration; provided, however, that this clause 4 shall not apply to dividends paid in Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock with respect to the Series A Preferred Stock or the Series C Preferred Stock.

                           (5) Consideration for Stock. Anything herein to the contrary notwithstanding, in case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.

                           In case at any time any shares of Common Stock or any class of Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case at any time any shares of Common Stock or any class or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Corporation of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Corporation.

                           (6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this clause (vi)(e).

                           (8) [Intentionally omitted]

                           (9) Adjustment to Determination of Series C
         Conversion Price. When making the calculations and determinations described in clause (vi)(e)(1) through clause (vi)(e)(8) of this
         Section 4, the exercise of options outstanding on May 8, 1997 shall not be taken into account.

                                    (f) Liquidating Dividends; Purchase Rights.

                           (i) [Intentionally omitted]

                           (ii) If at any time or from time to time on or after the date hereof, the Corporation shall grant, issue or sell any Purchase Rights, and if the holder shall be entitled to an adjustment pursuant to clause (vi)(e) above of this Section 4, then in lieu of such adjustment, each holder of Series C Preferred Stock shall be entitled, at such holder's option, to acquire (whether or not such holder's Series C Preferred Stock shall have been converted), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon conversion of such Series C Preferred Stock immediately prior to the time or times at which the Corporation granted, issued or sold such Purchase Rights.

                                    (g) Subdivision or Combination of Stock. In
case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Series C Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Series C Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                                    (h) Changes in Common Stock. If any capital
reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation (other than any merger in which there shall be no alteration in the rights of the Common Stock), or the sale, transfer or other disposition of all or substantially all of its properties to another corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Series C Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Corporation immediately theretofore issuable upon conversion of the Series C Preferred Stock, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon conversion of the Series C Preferred Stock had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the

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
rights and interests of each holder of Series C Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustment of the Series C Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Series C Preferred Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

                                    (i) Certain Events. If any event occurs as
to which in the opinion of the Board of Directors of the Corporation the other provisions of this clause (vi) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Series C Preferred Stock in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Corporation) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Series C Preferred Stock. Upon receipt of such opinion by the Board of Directors, the Corporation shall forthwith make the adjustments described therein; provided, however, that no such adjustment shall have the effect of increasing the Series C Conversion Price as otherwise determined pursuant to this clause (vi) except in the event of a combination of shares of the type contemplated in clause (vi)(g) of this Section 4 and then in no event to an amount larger than the Series C Conversion Price as adjusted pursuant to clause (vi)(g) of this Section 4.

                                    (j) Prohibition of Certain Actions. The
Corporation will not (i) authorize or issue, or agree to authorize or issue, any shares of its capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary Liquidation of the Corporation unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets, (ii) authorize, issue or permit to remain outstanding any class of its capital stock (including, without limitation, the Common Stock but not including the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock) having the right to vote for the election of directors or in respect of any other matter, which class is entitled to less than or more than one vote per share, or (iii) take any action which would result in any adjustment of the Series C Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of all of the Series C Preferred Stock would exceed the total number of shares of Common Stock then authorized by this Second Amended and Restated Certificate of Incorporation.

                                    (k) Stock to be Reserved. The Corporation
will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Series C Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series C Preferred Stock, and the Corporation will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Corporation covenants that all shares of Common Stock which shall be so

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
issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation, and free from all Liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective Series C Conversion Price. The Corporation will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Corporation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Without limiting the foregoing, the Corporation will take all such action as may be necessary to assure that, upon conversion of any of the Series C Preferred Stock, an amount equal to the lesser of (i) the par value of each share of Common Stock outstanding immediately prior to such conversion, or (ii) the Series C Conversion Price shall be credited to the Corporation's stated capital account for each share of Common Stock issued upon such conversion, and that, if clause (i) above is applicable, the balance of the Series C Conversion Price of Series C Preferred Stock converted shall be credited to the Corporation's capital surplus account.

                                    (l) Registration and Listing of Common
Stock. If any shares of Common Stock required to be reserved for purposes of conversion of Series C Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. If and so long as the Common Stock is listed on any national securities exchange, the Corporation will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon conversion of the then outstanding Series C Preferred Stock and maintain the listing of such shares after their issuance; and the Corporation will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon conversion of the Series C Preferred Stock, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Corporation.

                                    (m) Closing of Books. The Corporation will
at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any Series C Preferred Stock in any manner which interferes with the timely conversion of such Series C Preferred Stock.

                                    (n) Statement of Adjustment of Conversion
Price. Whenever the Series C Conversion Price shall be adjusted as provided in clause (vi)(e) above of this Section 4, the Corporation shall forthwith file at its office a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Series C Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by certified mail, return receipt requested, to each holder of shares of Series C Preferred Stock to such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of clause (vi)(o) below of this Section 4.

                                    (o) Notice. In the event the Corporation
shall propose to take any action of the types described in clause (vi)(e) above of this Section 4, the Corporation shall give notice to each holder of shares of Series C Preferred Stock, in the manner set forth in clause (vi)(n) above of this Section 4, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series C Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

                                    (p) Taxes. The Corporation shall pay all
documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series C Preferred Stock, except as otherwise provided in clause
(vi)(c) of this Section 4 of Article IV.

                                   ARTICLE V.
                             ELECTION OF DIRECTORS

                  The election of directors need not be by ballot except and to the extent provided in the By-Laws of the Corporation.

                                  ARTICLE VI.
                                    BY-LAWS

                  In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the Board of Directors.

                                  ARTICLE VII.
                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

                  To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or it stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. No amendment or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                 ARTICLE VIII.
                                INDEMNIFICATION

                  The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and, upon request, advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or competed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive or other indemnification rights arising under any By-Law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this
Article VIII shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provision of this Article VIII shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

                                  ARTICLE IX.
                                     BOOKS

                  The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-Laws of the Corporation."

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
Signed this 25th day of February, 1998.


                                            -----------------------------------
                                            Armand D. Mancini
                                            Vice President

                                            -----------------------------------
                                            Susan Herlick
                                            Secretary

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